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                          AMENDED AND RESTATED BY-LAWS

                                       OF

                      FLEMINGTON PHARMACEUTICAL CORPORATION


                                    ARTICLE I

                                     OFFICES

                    SECTION 1. REGISTERED OFFICE. The registered office of the corporation shall be located at 43 Emery Avenue, Flemington, New Jersey 08822.

                    SECTION 2. OTHER OFFICES. The corporation may have such other offices and places of business, within or without the State of New Jersey, as shall be determined by the directors.


                                   ARTICLE II

                                  SHAREHOLDERS

                    SECTION l. PLACE OF MEETINGS. Meetings of the shareholders may be held at such place or places, within or without the State of New Jersey as shall be fixed by the directors and stated in the notice of the meeting.

                    SECTION 2. ANNUAL MEETING. The annual meeting of shareholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on the date set by the Board of Directors, within five months after the close of the fiscal year of the corporation.

                    SECTION 3. NOTICE OF ANNUAL MEETING. Notice of the annual meeting shall be given to each shareholder entitled to vote, at least ten days prior to the meeting.

                    SECTION 4. SPECIAL MEETING. Special meetings of the shareholders for any purpose or purposes may be called by the President or Secretary and must be called upon receipt by either of them of the written request of the holders of twenty-five percent of the stock then outstanding and entitled to vote.


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                    SECTION 5. NOTICE OF SPECIAL MEETING. Notice of a special
meeting, stating the time, place and purpose or purposes thereof, shall be given to each shareholder entitled to vote, not less than ten nor more than 60 days prior to the meeting. The notice shall also set forth at whose direction it is being issued.

                    SECTION 6. QUORUM. At any meeting of the shareholders, the holders of a majority of the shares of stock then entitled to vote shall constitute a quorum for all purposes, except as otherwise provided by law or the Certificate of Incorporation.

                    SECTION 7. VOTING. At each meeting of the share holders, every holder of stock then entitled to vote may vote in person or by proxy, and, except as may be otherwise provided by the Certificate of Incorporation, shall have one vote for each share of stock registered in his name.

                    SECTION 8. ADJOURNED MEETINGS. Any meeting of shareholders may be adjourned to a designated time and place by a vote of a majority in interest of the shareholders present in person or by proxy and entitled to vote, even though less than a quorum is so present. No notice of such an adjourned meeting need be given, other than by announcement at the meeting, and any business may be transacted which might have been transacted at the meeting as originally called.

                    SECTION 9. ACTION BY WRITTEN CONSENT OF SHAREHOLDERS. Any action required or permitted to be taken at a meeting of shareholders by the New Jersey Business Corporation Act, the Certificate of Incorporation, or By-Laws, other than the annual election of directors, may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all shareholders entitled to vote thereon were present and voting pursuant to the provisions of Section 14A:5-6 of the New Jersey Business Corporation Act.


                                   ARTICLE III

                                    DIRECTORS

                    SECTION 1. NUMBER. At the first annual meeting of shareholders and at each annual meeting thereafter the shareholders shall elect directors to hold office until the next

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succeeding annual meeting. Each director sha11 hold office for the term for which he is elected and until his successor shall have been elected and qualified. The number of directors shall be one or more, as shall be determined from time to time by resolution of the directors. Directors need not be shareholders.

                    SECTION 2. POWERS. The Board of Directors may adopt such rules and regulations for the conduct of its meetings, the exercise of its powers and the management of the affairs of the corporation as it may deem proper, not inconsistent with the laws of the State of New Jersey, the Certificate of Incorporation or these By-Laws.

                    In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board of Directors may exercise all such powers of the corporation and do such lawful acts and things except as are by statute, the Certificate of Incorporation or these By-Laws directed or required to be exercised or done by the shareholders.

                    SECTION 3. MEETING, QUORUM, ACTION WITHOUT MEETING. Meetings of the Board of Directors may be held at any place, either within or without the State of New Jersey, provided a quorum be in attendance. Except as may be otherwise provided by the Certificate of Incorporation or by the Business Corporation Act, a majority of the directors in office shall constitute a quorum at any meeting of the Board of Directors and the vote of a majority of a quorum of directors shall constitute the act of the Board of Directors.

                    The Board of Directors may hold an annual meeting, without notice, immediately after the annual meeting of shareholders. Regular meetings of the Board of Directors may be established by a resolution adopted by the Board of Directors. The Chairman of the Board of Directors (if any) or the President or Secretary may call, and at the request of any two directors must call, a special meeting of the Board of Directors, three days notice of which shall be given by mail or via facsimile, or two days notice personally to each director.

                    Any one or more members of the Board of Directors or any Committee thereof may participate in a meeting of such Board of Directors or Committee by means of a conference telephone call or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

                    Any action required or permitted to be taken by the Board of Directors or any Committee thereof may be taken without a meeting if all members of the Board of Directors or the Committee consent in writing to the adoption of a resolution

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authorizing the action. The resolution and the written consents thereto by the members of the Board of Directors or Committee shall be filed with the minutes of the meetings of the Board of Directors or Committee.

                    SECTION 4. VACANCIES, REMOVAL. Except as otherwise provided in the Certificate of Incorporation or in the following paragraph, vacancies occurring in the membership of the Board of Directors, from whatever cause arising (including vacancies occurring by reason of the removal of directors without cause and newly created directorships resulting from any increase in the authorized number of directors), may be filled by a majority vote of the remaining directors, though less than a quorum, or such vacancies may be filled by the shareholders.

                    Except where the Certificate of Incorporation contains provisions authorizing cumulative voting or the election of one or more directors by class or their election by holders of bonds, or requires all action by shareholders to be by a greater vote, anyone or more of the directors may be removed, (a) either for or without cause, at any time, by vote of the shareholders holding a majority of the outstanding stock of the corporation entitled to vote, present in person or by proxy, at any special meeting of the shareholders or by written consent of all of the shareholders entitled to vote, or (b) for cause, by action of the Board of Directors at any regular or special meeting of the Board of Directors. A vacancy or vacancies occurring from such removal may be filled at the special meeting of shareholders or at a regular or special meeting of the Board of Directors.

                    SECTION 5. COMMITTEES. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate from its members an Executive Committee or other committee or committees, each consisting of one or more members, with such powers and authority (to the extent permitted by law) as may be provided in said resolution.


                                   ARTICLE IV

                                    OFFICERS


                    SECTION 1. EXECUTIVE OFFICERS. The executive officers of the corporation shall be a Chief Executive Officer, a President, one or more Vice-Presidents, a Treasurer and a Secretary, all of whom shall be elected annually by the Board of Directors, who shall hold office at the pleasure of the Board of Directors. In addition, the Board of Directors may elect a Chairman and a Vice-Chairman of the Board of Directors. Any two

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or more offices may be held by one person. All vacancies occurring among any of the officers shall be filled by the Board of Directors. Any officer may be removed at any time by the affirmative majority (unless the Certificate of Incorporation requires a larger vote) of the directors present at a special meeting of the Board of Directors called for that purpose or by the unanimous written consent of the Board of Directors.

                    SECTION 2. OTHER OFFICERS. The Board of Directors may appoint such other officers and agents with such powers and duties as it shall deem necessary.

                    SECTION 3. THE CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and he shall be the Chief Executive of the corporation and he shall perform such other duties as from time to time may be assigned to him by the Board of Directors or the Executive Committee, should such committee be established.

                    SECTION 4. THE VICE-CHAIRMAN OF THE BOARD. The Vice-Chairman of the Board of Directors, if one be elected, shall, in the absence of the Chairman of the Board and the President, preside at all meetings of the Board of Directors and stockholders, and shall perform such other duties as from time to time may be assigned to him by the Board of Directors or the Executive Committee, should such committee be established.

                    SECTION 5. THE CHIEF EXECUTIVE OFFICER. The Chief Executive Officer, who may, but need not be a director. He shall have the general powers and duties usually vested in a chief executive officer of the Company subject to the direction of the Board of Directors.

                    SECTION 6. THE PRESIDENT. The President, who may, but need not be a director, shall, in the absence or non-election of a Chairman of the Board, preside at all meetings of the shareholders and directors. He shall be in charge of the day-to-day operations of the corporation subject to the direction of the Chairman of the Board and the Board of Directors.

                    SECTION 7. THE VICE-PRESIDENT. The Vice-President, or if there be more than one, the senior Vice-President as determined by the Board of Directors, in the absence or disability of the President, shall exercise the powers and perform the duties of the President, and each Vice-President shall

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exercise such other powers and perform such other duties as shall be prescribed by the Board of Directors.

                    SECTION 8. THE TREASURER. The Treasurer shall have custody of all funds, securities and evidences of indebtedness of the corporation; he shall receive and give receipts and acquittances for moneys paid in on account of the corporation, and shall pay out of the funds on hand all bills, payrolls and other just debts of the corporation, of whatever nature, upon maturity; he shall enter regularly in books to be kept by him for that purpose, full and accurate accounts of all moneys received and paid out by him on account of the corporation, and he shall perform all other duties incident to the office of Treasurer and as may be prescribed by the Board of Directors.

                    SECTION 9. THE SECRETARY. The Secretary shall keep the minutes of all meetings of the Board of Directors and of the shareholders; he shall attend to the giving and serving of all notices to shareholders and directors or other notices required by law or by these By-Laws; he shall affix the seal of the corporation to deeds, contracts and other instruments in writing requiring a seal, when duly signed or when so ordered by the Board of Directors; he shall have charge of the certificate books and stock books and such other books and papers as the Board of Directors may direct, and he shall perform all other duties incident to the office of Secretary.

                    SECTION 10. SALARIES. The salaries of all officers shall be fixed by the Board of Directors, and the fact that any officer is a director shall not preclude him from receiving a salary as an officer, or from voting upon the resolution providing the same.


                                    ARTICLE V

                                  CAPITAL STOCK


                    SECTION 1. FORM AND EXECUTION OF CERTIFICATES. Certificates of stock shall be in such form as required by the Business Corporation Act of New Jersey and as shall be adopted by the Board of Directors. They shall be numbered and registered in the order issued, shall be signed by the Chairman or a Vice-Chairman of the Board of Directors (if any) or by the President or Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the corporate seal or a facsimile thereof.

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When such a certificate is countersigned by a transfer agent or registered by a registrar, the signatures of any such officers may be facsimiles.

                    SECTION 2. TRANSFER. Transfer of shares shall be made only upon the books of the corporation by the registered holder in person or by attorney, duly authorized, and upon surrender of the certificate or certificates for such shares properly assigned for transfer.

                    SECTION 3. LOST OR DESTROYED CERTIFICATES. The holder of any certificate representing shares of stock of the corporation may notify the corporation of any loss, theft or destruction thereof, and the Board of Directors may thereupon, in its discretion, cause a new certificate for the same number of shares to be issued to such holder upon satisfactory proof of such loss, theft or destruction, and the deposit of indemnity by way of bond or otherwise, in such form and amount and with such surety or sureties as the Board of Directors may require, to indemnify the corporation against any loss or liability by reason of the issuance of such new certificates.

                    SECTION 4. RECORD DATE. In lieu of closing the books of the corporation, the Board of Directors may fix, in advance, a date, not exceeding sixty days, nor less than ten days, preceding the date fixed for any action, as the record date for the determination of shareholders entitled to receive notice of, or to vote, at any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action.


                                   ARTICLE VI

                                 INDEMNIFICATION


                    SECTION 1. INDEMNIFICATION. All persons who the Corporation is empowered to Indemnify pursuant to the provisions of Section 145 of the General Corporation Law of the State of Delaware (or any similar provision or provisions of applicable law at the time in effect) shall be indemnified by the Corporation to the full extent permitted thereby. The foregoing right of indemnification shall not be deemed to be exclusive of any other such rights to which those seeking indemnification from the Corporation may be entitled, including, but not limited to, any rights of indemnification to which they may be entitled pursuant to any agreement, insurance policy, other by-law or charter provision, vote of stockholders or directors, or

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otherwise. No repeal or amendment of this Article VI shall adversely affect any rights of any person pursuant to this Article VI which existed at the time of such repeal or amendment with respect to acts or omissions occurring prior to such repeal or amendment.


                                   ARTICLE VII

                                  MISCELLANEOUS


                    SECTION 1. DIVIDENDS. The Board of Directors may declare dividends from time to time upon the capital stock of the corporation from the surplus or net profits available therefor.

                    SECTION 2. SEAL. The Board of Directors shall provide a suitable corporate seal which shall be used as authorized by these By-Laws.

                    SECTION 3. FISCAL YEAR. The fiscal year of the corporation shall be determined by the Board of Directors.

                    SECTION 4. CHECKS, NOTES ETC. Checks, notes, drafts, bills of exchange and orders for the payment of money shall be signed or endorsed in such manner as shall be determined by the Board of Directors.

                    The funds of the corporation shall be deposited in such bank or trust company, and checks drawn against such funds shall be signed in such manner, as may be determined from time to time by the Board of Directors.

                    SECTION 5. NOTICE AND WAIVER OF NOTICE. Any notice required to be given under these By-Laws may be waived by the person entitled thereto, in writing or via facsimile, and the presence of any person at a meeting shall constitute waiver of notice thereof as to such person.



                                  ARTICLE VIII

                                   AMENDMENTS


                    SECTION 1. BY SHAREHOLDERS. These By-Laws may be amended at any meeting of the shareholders by vote of the

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shareholders holding a majority, (unless the Certificate of Incorporation requires a larger vote) of the outstanding stock having voting power, present either in person or by proxy, provided notice of the amendment is included in the notice or waiver of notice of such meeting.

                    SECTION 2. BY DIRECTORS. The Board of Directors may also amend these By-Laws at any regular or special meeting of the Board by a majority (unless the Certificate of Incorporation requires a larger vote) vote of the entire Board, but any By-Laws so made by the Board of Directors may be altered or repealed by the shareholders.

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                                                                           I.B.2

                                     BY-LAWS

                                       OF

                               PHARMACONSULT, INC.

                             -----------------------

                              Adopted 15 June, 1982


                                    ARTICLE I

                                     OFFICES

                    1. Registered Office and Agent.--The registered office of the Corporation in the State of New Jersey is at 9 De Forest Avenue, Summit, New Jersey. The registered agent of the Corporation at such office is Robert F. Schaul.

                    2. Principal Place of Business.--The principal place of business of the Corporation is at Lake Trail East, Morristown, New Jersey 07960.

                    3. Other Places of Business.--Branch or subordinate places of business or offices may be established at any time by the Board at any place or places where the Corporation is qualified to do business.


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                                   ARTICLE II

                                  SHAREHOLDERS


                    1. Annual Meeting.--The annual meeting of shareholders shall be held upon not less than ten nor more than sixty days written notice of the time, place, and purposes of the meeting at one o'clock p.m. on the first Monday of April of each year at 9 De Forest Avenue, Summit, New Jersey or at such other time and place as shall be specified in the notice of meeting, in order to elect directors and transact such other business as shall come before the meeting. If that date is a legal holiday, the meeting shall be held at the same hour on the next succeeding business day.

                    2. Special Meetings.--A special meeting of shareholders may be called for any purpose by the President or the Board. A special meeting shall be held upon not less than ten nor more than sixty days written notice of the time, place, and purposes of the meeting.

                    3. Action Without Meeting.--The shareholders may act without a meeting if, before or after such action, each shareholder who would have been entitled to vote upon such shall consent in writing to such action. Such written consent or consents shall be filed in the minute book.


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                    4. Quorum.--The presence at a meeting in person or by proxy of the holders of shares entitled to cast a majority of the votes shall constitute a quorum.


                                   ARTICLE III

                               BOARD OF DIRECTORS

                    1. Number and Term of Office.--The Board shall consist of one member. The directors shall be elected by the shareholders at each annual meeting and shall hold office until the next annual meeting of shareholders and until a director's successor shall have been elected and qualified.

                    2. Regular Meetings.--A regular meeting of the Board shall be held without notice immediately following, and at the same place, as the annual shareholders' meeting, for the purposes of electing officers and conducting such other business as may come before the meeting. The Board, by resolution, may provide for additional regular meetings which may be held without notice, except as to members not present at the time of the adoption of the resolution.

                    3. Special Meetings.--A special meeting of the Board may be called at any time by the President or by any one director for any purpose. Such meeting shall be held upon two days motice if given orally, (either by telephone or in person.) or by telegraph, or by five days notice if given by

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depositing the notice in the United States mails, postage prepaid. Such notice shall specify the time and place of meeting.

                    4. Action Without Meeting.--The Board may act without a meeting if, before or after such action, each member of the Board shall consent in writing to such action. Such written consent or consents shall be filed in the minute book.

                    5. Quorum.--A majority of the entire Board shall constitute a quorum for the transaction of business.

                    6. Vacancies in Board of Directors.--Any vacancy in the Board, except a vacancy caused by an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum of the Board, or by a sole remaining director.

                    7. Removal of Director.--Directors serve as such at the pleasure of the shareholders and may be removed from office at any time by a vote of the majority of all shares of the Corporation.


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                                   ARTICLE IV

                                WAIVERS OF NOTICE


                    Any notice required by these By-Laws, by the Certificate of Incorporation, or by the New Jersey Business Corporation Act may be waived in writing by any person entitled to notice. The waiver or waiver may be executed either before or after the event with respect to which notice is waived. Each director or shareholder attending a meeting without protesting, before its conclusion, the lack of proper notice shall be deemed conclusively to have waived notice of the meeting.



                                   ARTICLE V

                                    OFFICERS


                    1. Election.--At its regular meeting following the annual meeting of shareholders, the Board shall elect a President, a Treasurer, a Secretary, and such other officers, including one or more Vice Presidents, as it shall deem necessary. One person may hold two or more offices.

                    2. Duties and Authority of President.--The President shall be chief executive officer of the Corporation. Subject only to the authority of the Board, he shall have general charge and supervision over, and responsibility for, the business affairs of the Corporation. Unless otherwise

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directed by the Board, all other officers shall be subject to the authority and supervision of the President. The President may enter into and execute in the name of the Corporation contracts or other instruments in the regular course of business, or contracts or other instruments not in the regular course of business which are authorized, either generally or specifically, by the Board. He shall have the general powers and duties of management usually vested in the office of President of a corporation.

                    3. Duties and Authority of Vice President.--The Vice-President shall perform such duties and have such authority as from time to time may be delegated to him by the President or by the Board. In the absence of the President or in the event of his death, inability, or refusal to act, the Vice President shall perform the duties and be vested with the authority of the President.

                    4. Duties and Authority of Treasurer.--The Treasurer shall have the custody of the funds and securities of the Corporation and shall keep or cause to be kept regular books of account for the Corporation. The Treasurer shall perform such other duties and possess such other powers as are incident to that office or as shall be assigned by the President or the Board.


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                    5. Duties and Authority of Secretary.--The Secretary shall cause notices of all meetings to be served as prescribed in these By-laws and shall keep or cause to be kept the minutes of all meetings of the shareholders and the Board. The Secretary shall have charge of the seal of the Corporation. The Secretary shall perform such other duties and possess such other powers as are incident to that office or as are assigned by the President or the Board.

                    6. Removal of Officers.--Officers of the corporation serve at the pleasure of the Board of Directors and may be removed from office any time by vote of a majority of the Board.


                                   ARTICLE VI

                      AMENDMENTS TO AND EFFECT OF BY-LAWS;

                    1. Effect of By-laws.--These By-laws are subject to the provisions of the New Jersey Business Corporation Act and the Corporation's Certificate of Incorporation, as it may be amended from time to time. If any provision in these By-laws is inconsistent with a provision in that Act or the Certificate of Incorporation, the provision of that Act or the Certificate of Incorporation shall govern.


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                    2. Amendments to By-laws.--These by-laws may be altered,
amended or repealed by the shareholders or the Board. Any By-law adopted, amended or repealed by the shareholders may be amended or repealed by the Board, unless the resolution of the shareholders adopting such By-law expressly reserves to the shareholders the right to amend or repeal it.